Third Amendment to Lease – Foundation Medicine, Inc.	Exhibit 10.1 Page 1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Amendment”) is made as of September 30, 2016, by and between ARE-MA REGION NO. 50, LLC, a Delaware limited liability company, having an address at 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101 (“Landlord”), and FOUNDATION MEDICINE, INC., a Delaware corporation, having an address at 150 Second Street, Cambridge, Massachusetts 02141 (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of March 27, 2013 as amended by a First Amendment to Lease dated November 21, 2013 and a Second Amendment to Lease dated June 30, 2014 (as so amended, the “FMI Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 150 Second Street, Cambridge, Massachusetts (the “Building”), which Premises is more particularly described in the FMI Lease.

B. Tenant and bluebird bio, Inc., a Delaware corporation (“Bluebird”), have entered into that certain Assignment and Assumption of Lease of even date herewith (the “Assignment”) whereby Bluebird assigns to Tenant its interest as tenant under that certain Lease Agreement dated as of June 3, 2013, as amended by a First Amendment to Lease dated November 15, 2013 and a Second Amendment to Lease dated June 9, 2014 (as so amended, the “Bluebird Lease”) with respect to premises on the third floor and portions of the first floor of the Building, all as more particularly described in the Bluebird Lease (the “Bluebird Premises”), which assignment shall be effective as of the date determined to be the Effective Date pursuant to Section 1 of the Assignment.

C. Landlord and Tenant desire to amend the FMI Lease to, among other things, extend the Term of the FMI Lease and provide for the Base Rent for certain periods of the Term of the FMI Lease, as so extended.

AGREEMENT

Now, therefore, the parties hereto agree that, as of the date determined to be the Effective Date pursuant to Section 1 of the Assignment (the “Effective Date”), and provided that the assignment of the Bluebird Lease to Tenant occurs, the FMI Lease is amended as follows:

1. Extensions. The Term of the FMI Lease, as defined in the FMI Lease, shall be extended through April 30, 2024, unless terminated earlier pursuant to the FMI Lease. Tenant shall continue to have one right to extend the Term of the FMI Lease for one five (5) year period from and after April 30, 2024 on all of the terms and conditions of Article 28 of the FMI Lease. Base Rent during the Extension Term shall be Market Rate and shall be subject to an annual increase of 3% per annum. Tenant agrees that the Extension Right under Article 28 of the Bluebird Lease shall no longer apply or be in effect as of the Effective Date and shall not be exercised by Tenant.

Third Amendment to Lease – Foundation Medicine, Inc.	Page 2

2. Addition of Bluebird Premises to FMI Lease; Tenant’s Share; Base Rent.

(a) Expanded Premises; Tenant’s Share. From and after January 1, 2023: (i) the Bluebird Premises shall be automatically added to and become a part of the premises demised under the FMI Lease so that the total premises demised under the FMI Lease shall be 123,210 rentable square feet (the “Expanded Premises”), together with the appurtenant right under the FMI Lease to the additional Storage Space and Shared Space as described below; and (ii) Tenant’s Share for all purposes under the Lease, including without limitation Tenant’s Share of Operating Expenses, shall be 100%. The locations of the Expanded Premises are shown on Exhibit A attached hereto. The Bluebird Premises shall be delivered to Tenant in its “as is” condition as of the time of delivery. Landlord shall have no obligation to perform any work to prepare the Bluebird Premises for occupancy by Tenant. Tenant’s taking possession of the Bluebird Premises shall be conclusive evidence that Tenant accepts the Bluebird Premises in the condition so taken. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Bluebird Premises or the suitability of the Bluebird Premises for the conduct of Tenant’s business.

(b) Base Rent. As of and commencing on the Effective Date, Base Rent under the FMI Lease shall be amended to be the amounts set forth in Schedule 1 attached hereto and made a part hereof. By way of example, for illustration purposes only, if the Effective Date occurs on June 1, 2017, Base Rent under the FMI Lease as of June 1, 2017 shall be the amount set forth for June 2017 on Schedule 1 and the amount set forth for May 2017 shall not apply. Base Rent for any partial month shall be prorated in accordance with the FMI Lease. Notwithstanding anything to the contrary in the FMI Lease and provided that Tenant is not in Default under the Bluebird Lease or FMI Lease, Tenant shall be entitled to an abatement of the Base Rent under the FMI Lease in the amount of the first $279,881.47 (or such other amount as may be equal to the amount payable as one month of Base Rent under the Bluebird Lease for such period) of Base Rent due for each of the first 2 calendar months after the Effective Date occurs pursuant to the Assignment (together, the “Rent Abatement”), unless Tenant exercises its right to terminate the Assignment pursuant to Section 1 of the Assignment, in which event the Rent Abatement shall not apply and this Amendment shall be terminated and cancelled as provided in Section 10 below. The foregoing Rent Abatement shall not apply to any other Base Rent due under the FMI Lease for said months or to any other Base Rent due under the FMI Lease for any other months.

3. Security Deposit. As of the Effective Date, the standby letter of credit No SVBSF008113 issued by Silicon Valley Bank as amended and held by Landlord as the Security Deposit under the FMI Lease (the “FMI Letter of Credit”) shall be amended, at Tenant’s sole cost and expense, by an amendment to the FMI Letter of Credit issued by the issuing bank, which amendment shall: (i) increase the amount of such FMI Letter of Credit to $1,771,009, (ii)

Third Amendment to Lease – Foundation Medicine, Inc.	Page 3

modify the references in the FMI Letter of Credit to the “Lease” so that all such references to the “Lease” mean the FMI Lease or the Bluebird Lease or both the FMI Lease and the Bluebird Lease, and (iii) extend the final expiration date of the FMI Letter of Credit (after any prior extensions) to a date that is no earlier than July 31, 2024 (the “FMI Letter of Credit Amendment”). The Security Deposit under the Bluebird Lease and under the FMI Lease shall collectively be in the form of the FMI Letter of Credit as amended by the FMI Letter of Credit Amendment (the “Amended FMI Letter of Credit”), which shall otherwise be in compliance with the terms of the Bluebird Lease and the FMI Lease, and which, upon the delivery of such FMI Letter of Credit Amendment by Tenant as provided below, shall be deemed to be the “Letter of Credit” referenced in both the Bluebird Lease and the FMI Lease. Landlord shall be entitled to draw upon the Amended FMI Letter of Credit with respect to any Default (as such term is defined in the Bluebird Lease) occurring under the Bluebird Lease from or after the Effective Date and with respect to any Default (as such term is defined in the FMI Lease) occurring under the FMI Lease. At least 20 days prior to the Effective Date, Tenant shall deliver to Landlord the proposed form of the FMI Letter of Credit Amendment as provided by the issuing bank in draft form, which Landlord agrees promptly to review for conformance with the terms and conditions of the Consent and Article 27 of each of the Bluebird Lease and the FMI Lease. At least 5 business days prior to the Effective Date, Tenant shall deliver to Landlord the original of the FMI Letter of Credit Amendment issued by the issuing bank as approved by Landlord in the form required under the Consent, the Bluebird Lease and the FMI Lease. From and after the Effective Date, provided that the FMI Letter of Credit Amendment is delivered to Landlord in accordance herewith, such Amended FMI Letter of Credit shall be, as of the Effective Date, the Security Deposit under the Bluebird Lease and the FMI Lease.

4. Default. Section 16.1 of the FMI Lease (titled “Events of Default”) is modified to re-number Section 16.1(h) as Section 16.1(i) and to insert the following as Section 16.1(h) in the definition of a “Default” under the FMI Lease:

Bluebird Lease Default: Default (as such term is defined in the Bluebird Lease) shall occur under that certain Lease between Landlord (as successor-in-interest to 150 Second Street, LLC as landlord) and Tenant (as successor-in-interest to bluebird bio, Inc. as tenant), dated May 24, 2013, as amended from time to time.

5. Building Lobby. Tenant shall have the right to occupy and use the lobby area located on the first floor of the Building (the “Lobby Area”), including use of all improvements currently installed in the Lobby Area, and to make improvements to the Lobby Area to enable use of the Lobby Area as Tenant’s reception and conference area, subject to and in accordance with Section 9 below, and with the approval of Landlord, which approval shall not be unreasonably withheld or delayed as provided in Section 9 below.

6. Conflict; Calculation of Operating Expenses. From and after the Effective Date, so long as there is no further assignment of the Bluebird Lease (other than a Permitted Assignment (as such term is defined in the Bluebird Lease)), in the event of any express conflict between the terms of the FMI Lease and the terms of the Bluebird Lease, the terms of the FMI Lease shall control with respect to the following sections: Sections 4.5 (Operating Expense Payments), 8.1 (Utilities; Services), 9.1 (Alterations and Tenant’s Property), 12.1 (Indemnification), 16.2(b) (Late Payment Rent), 21.1 (Prohibition /Compliance/Indemnity) and Articles 13 (Insurance), 14 (Restoration) and 17 (Assignment and Subletting).

Third Amendment to Lease – Foundation Medicine, Inc.	Page 4

7. Parking. Notwithstanding anything to the contrary contained in the FMI Lease or the Bluebird Lease, Tenant, in its capacity as Tenant under the FMI Lease and as tenant under the Bluebird Lease, shall have rights to (a) all of the parking located in the Building garage, (b) all surface parking spaces located in the lot adjacent to the Building on the north side of Charles Street to the extent available, and (c) all surface parking spaces located in the area adjacent to the Building on the east side of Building next to the parking ramp, in each case available to Tenant in accordance with the terms and conditions of the FMI Lease; provided, that Tenant shall only be allowed to occupy the maximum number of spaces permitted under applicable parking limitations imposed by the City of Cambridge. Landlord represents, and Tenant acknowledges that, based on the current calculation of permitted spaces under City of Cambridge limitations, from and after the Effective Date the total number of parking spaces available to Tenant shall be up to 122 spaces, including 79 garage parking spaces located in the Building garage, and 43 parking spaces located in the lots as provided in the FMI Lease and in the Bluebird Lease. So long as there is no further assignment of the Bluebird Lease (other than a Permitted Assignment), to the extent the terms and conditions contained in the Bluebird Lease and the FMI Lease relating to parking are in conflict, the terms of the FMI Lease shall control.

8. Storage Space and Shared Space. Tenant’s Share of Storage Space and Shared Space collectively under the FMI Lease and the Bluebird Lease shall be increased to 100%, and Tenant shall have the right to lease all such Storage Space on the terms and conditions set forth in the FMI Lease.

9. Work Letter; Tenant Improvement Allowance; Allocation of Office and Laboratory Space.

(a) Landlord shall make available to Tenant a Tenant Improvement Allowance of up to $2,500,000 for use by Tenant within 24 months after the Effective Date to alter or improve any portion of the Premises and area of the Building not included within the Premises (including without limitation the Lobby Area), as more specifically provided for in the Work Letter attached hereto as Exhibit B.

(b) Landlord and Tenant each acknowledges that the Tenant Improvements and/or Alterations may alter the allocation of space within the Premises and Bluebird Premises in the aggregate that is used or improved as laboratory space, provided, however, that at the expiration or earlier termination of the FMI Lease, in no event shall the floor area of the portions of the Premises and Bluebird Premises improved as laboratory space in the aggregate be less than 40% of the total floor area of the Premises and Bluebird Premises in the aggregate (the “Minimum Laboratory Allocation”). If the Tenant Improvements (as defined in the Work Letter) or any Alterations to the Premises (whether or not such Tenant Improvements or Alterations or the plans for either were approved or consented to by Landlord) result in the laboratory space within the Premises and Bluebird Premises in the aggregate being less than the Minimum Laboratory Allocation, the Landlord reserves the right to require Tenant, as

Third Amendment to Lease – Foundation Medicine, Inc.	Page 5

part of its surrender obligations under the FMI Lease, to construct and fit up laboratory space, on specifications and at a design level consistent with the existing laboratory space in the Building, or if no laboratories then exist in the Building, on specifications and at a design level consistent with the laboratory space existing in the Building as of the date of this Amendment, within the affected areas of the Premises and Bluebird Premises designated by Landlord, up to the Minimum Laboratory Allocation, prior to the expiration or earlier termination of the FMI Lease. Such right of Landlord shall not derogate from any other rights and remedies available to Landlord under the FMI Lease.

10. Termination of Assignment, Consent and Amendment. In the event that Tenant exercises its right to terminate the Assignment pursuant to Section 1 of the Assignment, notwithstanding anything contained herein, this Amendment and the Consent shall be terminated and cancelled, and notwithstanding anything to the contrary contained herein, the FMI Lease shall continue in full force and effect unaffected and unmodified by this Amendment or the Consent.

11. Miscellaneous.

(a) The FMI Lease, as amended by this Amendment, together with the Consent, is the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The FMI Lease may be further amended only by an agreement in writing, signed by the parties hereto.

(b) This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d) Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person other than Transwestern/RBJ (“Broker”) in connection with this transaction Landlord shall pay Broker a fee pursuant to a separate agreement. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any person other than Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) As amended and/or modified by this Amendment, the FMI Lease is hereby ratified and confirmed and all other terms of the FMI Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the FMI Lease,

Third Amendment to Lease – Foundation Medicine, Inc.	Page 6

the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the FMI Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(f) Notwithstanding the foregoing, or anything to the contrary contained herein, in the event that the Bluebird Lease is terminated, rejected or otherwise surrendered for any reason prior to the Effective Date and the Assignment is not effectuated, Landlord agrees to enter into a direct lease with Tenant for the Bluebird Premises, or to amend the FMI Lease to add the Bluebird Premises thereto, effective as of the Effective Date, on terms and conditions consistent with those agreed to in this Amendment and the Consent.

(Signatures on Next Page)

Third Amendment to Lease – Foundation Medicine, Inc.	Page 7

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

FOUNDATION MEDICINE, INC., a Delaware corporation

By:	/s/ Steven Kafka

Name: Steven Kafka
Title: President and Chief Operating Officer

LANDLORD:

ARE-MA REGION NO. 50, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS Corp., a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
Name: Eric S. Johnson
Title: Senior Vice President RE Legal Affairs

Third Amendment to Lease – Foundation Medicine, Inc.	Page 8

SCHEDULE 1

Base Rent

(attached)

Third Amendment to Lease – Foundation Medicine, Inc.	Page 9

SCHEDULE 1 TO THIRD AMENDMENT TO LEASE

		Annual Base Rent per rentable square foot of Premises	Rentable square feet of Premises	Monthly Base Rent
2017	May	$71.96	69755	$418,308.53
	June	$71.96	69755	$418,308.53
	July	$71.96	69755	$418,308.53
	aug	$71.96	69755	$418,308.53
	sept	$71.96	69755	$418,308.53
	oct	$71.96	69755	$418,308.53
	nov	$71.96	69755	$418,308.53
	dec	$71.96	69755	$418,308.53
2018	January	$70.51	69755	$409,889.37
	February	$70.51	69755	$409,889.37
	March	$70.51	69755	$409,889.37
	April	$70.51	69755	$409,889.37
	May	$70.51	69755	$409,889.37
	June	$70.51	69755	$409,889.37
	July	$74.12	69755	$430,835.07
	August	$74.12	69755	$430,835.07
	September	$74.12	69755	$430,835.07
	October	$74.12	69755	$430,835.07
	November	$74.12	69755	$430,835.07
	December	$74.12	69755	$430,835.07
2019	January	$72.63	69755	$422,193.18
	February	$72.63	69755	$422,193.18
	March	$72.63	69755	$422,193.18
	April	$72.63	69755	$422,193.18
	May	$72.63	69755	$422,193.18
	June	$72.63	69755	$422,193.18
	July	$76.34	69755	$443,767.25
	August	$76.34	69755	$443,767.25
	September	$76.34	69755	$443,767.25
	October	$76.34	69755	$443,767.25
	November	$76.34	69755	$443,767.25
	December	$76.34	69755	$443,767.25
2020	January	$74.81	69755	$434,858.08
	February	$74.81	69755	$434,858.08
	March	$74.81	69755	$434,858.08
	April	$74.81	69755	$434,858.08
	May	$74.81	69755	$434,858.08
	June	$74.81	69755	$434,858.08
	July	$78.63	69755	$457,079.37
	August	$78.63	69755	$457,079.37
	September	$78.63	69755	$457,079.37
	October	$78.63	69755	$457,079.37
	November	$78.63	69755	$457,079.37
	December	$78.63	69755	$457,079.37

Third Amendment to Lease – Foundation Medicine, Inc.	Page 10

		Annual Base Rent per rentable square foot of Premises	Rentable square feet of Premises	Monthly Base Rent
2021	January	$77.05	69755	$447,902.93
	February	$77.05	69755	$447,902.93
	March	$77.05	69755	$447,902.93
	April	$77.05	69755	$447,902.93
	May	$77.05	69755	$447,902.93
	June	$77.05	69755	$447,902.93
	July	$80.99	69755	$470,790.86
	August	$80.99	69755	$470,790.86
	September	$80.99	69755	$470,790.86
	October	$80.99	69755	$470,790.86
	November	$80.99	69755	$470,790.86
	December	$80.99	69755	$470,790.86
2022	January	$79.37	69755	$461,347.15
	February	$79.37	69755	$461,347.15
	March	$79.37	69755	$461,347.15
	April	$79.37	69755	$461,347.15
	May	$79.37	69755	$461,347.15
	June	$79.37	69755	$461,347.15
	July	$83.42	69755	$484,921.72
	August	$83.42	69755	$484,921.72
	September	$83.42	69755	$484,921.72
	October	$83.42	69755	$484,921.72
	November	$83.42	69755	$484,921.72
	December	$83.42	69755	$484,921.72
2023	January	$78.83	123210	$809,393.57
	February	$78.83	123210	$809,393.57
	March	$78.83	123210	$809,393.57
	April	$78.83	123210	$809,393.57
	May	$81.20	123210	$833,675.37
	June	$81.20	123210	$833,675.37
	July	$81.20	123210	$833,675.37
	August	$81.20	123210	$833,675.37
	September	$81.20	123210	$833,675.37
	October	$81.20	123210	$833,675.37
	November	$81.20	123210	$833,675.37
	December	$81.20	123210	$833,675.37
2024	January	$81.20	123210	$833,675.37
	February	$81.20	123210	$833,675.37
	March	$81.20	123210	$833,675.37
	April	$81.20	123210	$833,675.37

Third Amendment to Lease – Foundation Medicine, Inc.	Page 11

EXHIBIT A

Drawing Showing Expanded Premises

(attached)

Third Amendment to Lease – Foundation Medicine, Inc.	Page 12

410 SF
217 SF
381 SF
335 SF
119 SF
1,738 SF
68 SF
54 SF
57 SF
354 SF
216 SF
242 SF
159 SF
591 SF
311 SF
Storage Space
4,651 SF

- Gross Building Area (GBA) 5,707 SF
- Gross Measured Area (GMA) 5,256 SF
- Building Common Area (BCA)
- Major Vertical Penetrations
- Shared Space 1,738 SF
- Storage Space 4,651 SF
- Parking 34,047 SF

150 Second Street
Cambridge, Massachusetts

SKANSKA

ELKUS | MANFREDI ARCHITECTS

Third Amendment to Lease – Foundation Medicine, Inc.	Page 13

Exhibit A

Level B – Shared Space

Shared Space

Foundation Medicine, Inc.

Additional 142 Rentable SF or 117 Usable SF in Shared Space

Lower Level, (basement/garage level)

Total – 1,200 Rentable SF

Third Amendment to Lease – Foundation Medicine, Inc.	Page 14

410 SF
217 SF
335 SF
119 SF
1,738 SF
68 SF
381 SF
Shared Space
54 SF
57 SF
358 SF
216 SF
242 SF
159 SF
591 SF
311 SF
Storage Space
4,651 SF

- Gross Building Area (GBA) 5,707 SF
- Gross Measured Area (GMA) 5,256 SF
- Building Common Area (BCA)
- Major Vertical Penetrations
- Shared Space 1,738 SF
- Storage Space 4,651 SF
- Parking 34,047 SF

150 Second Street
Cambridge, Massachusetts

BASEMENT FLOOR PER 05/31/11 CONSTRUCTION DOCUMENTS
06/21/12

1/32" = 1'-0"

SKANSKA

ELKUS | MANFREDI

2

Third Amendment to Lease – Foundation Medicine, Inc.	Page 15

<u>Exhibit A</u>

<u>Level B – Storage Space</u>

Shared Space
Storage Space

Foundation Medicine, Inc.
Storage Space – Additional 308 SF of Storage space for total of 2,633 SF – To Be Determined Floor Plan Layout.

BASEMENT FLOOR

Third Amendment to Lease – Foundation Medicine, Inc.	Page 16

EXHIBIT A-2

Shared Space

BLUEBIRD BIO, INC.

Additional 172 Rentable SF or 141 Usable SF in Shared Space

Lower Level, (basement/garage level)

150 SECOND STREET
Cambridge, Massachusetts

Third Amendment to Lease – Foundation Medicine, Inc.	Page 17

Shared Space
Storage Space 4,651 SF

BLUEBIRD BIO, INC.
Storage Space – Additional 372 SF of Storage Space – To Be Determined Floor Plan Layout

150 Second Street
Cambridge, Massachusetts

BASEMENT FLOOR

EXHIBIT A-3

Third Amendment to Lease – Foundation Medicine, Inc.	Page 18

62 SF
1,386 SF
110 SF
Shared Space

- Gross Building Area (GBA) 36,848 SF
- Gross Measured Area (GMA) 36,113 SF
- Building Common Area (BCA)
- Floor Common Area
- Major Vertical Penetrations
- Shared Space 1,386 SF

150 Second Street
Cambridge, Massachusetts

FIRST FLOOR PER 05/31/11 CONSTRUCTION DOCUMENTS, TWO TENANTS
08/31/12

1/32" = 1'-0"

SKANSKA

ELKUS | MANFREDI

3

Third Amendment to Lease – Foundation Medicine, Inc.	Page 19

62 SF
1,386 SF
110 SF
TENANT #1
14,037
SF
301 SF
124 SF
800 SF
721 SF
287 SF
173 SF
102 SF
104 SF
352 SF
273 SF
59 SF
1,997 SF
Gross Building Area (GBA) 36,848 SF
Gross Measured Area (GMA) 36,113 SF
Building Common Area (BCA)
Floor Common Area
Major Vertical Penetrations
Shared Space 1,386 SF
Tenant #1 14,037 SF
Tenant #2 13,513 SF

3

150 SECOND STREET
Cambridge, Massachusetts

SKANSKA

ELKUS | MANFREDI ARCHITECTS

Third Amendment to Lease – Foundation Medicine, Inc.	Page 20

Exhibit A
First Floor – Expansion Space

D
D
D
D = Demising Wall
Exhibit A
150 Second Street
Cambridge, MA
First Floor Plan
Expansion Space
7,767 Rentable SF or 6,355 Usable SF.

Third Amendment to Lease – Foundation Medicine, Inc.	Page 21

= Suite 103 - 7,679 usf

Exhibit A

150 Second Street
Cambridge, MA
First Floor Plan

Third Amendment to Lease – Foundation Medicine, Inc.	Page 22

Exhibit A

1st Floor Shared Space:

Foundation Medicine, Inc.
Additional 114 Rentable SF
For a total of 957 Rentable SF

Foundation Medicine, Inc.
843 Rentable SF
Foundation Medicine, Inc.
114 Rentable SF
BLUEBIRD BIO, INC.
98.5 Sqft
Storage Room Plan

Third Amendment to Lease – Foundation Medicine, Inc.	Page 23

EXHIBIT A-1

Tenant	Tenant %	Room Area SF	Corridor Alloc SF	Total Area SF
Foundation	49.99%	617	75.5	692.5
Bluebird	35.41%	437	53.5	490.5
Corridor		151		
Foundation	6.62%	81.5	10	91.5
Bluebird	7.98%	98.5	12	110.5
	100.00%	1385	151	1385

Foundation
81.5 Sq ft
BLUEBIRD BIO, INC.
98.5 Sq ft
SHARED SPACE
LOADING AREA
RECYCLE
MAIL
BUILDING MANAGER
7'-0"

Storage Room Plan

Third Amendment to Lease – Foundation Medicine, Inc.	Page 24

Gross Building Area (GBA) 36,822 SF

Gross Measured Area (GMA) 36,081 SF

Building Common Area (BCA)

Floor Common Area

Major Vertical Penetrations

Tenant #2 32,776 SF

150 Second Street
Cambridge, Massachusetts

SKANSKA

ELKUS | MANFREDI

4

Third Amendment to Lease – Foundation Medicine, Inc.	Page 25

Gross Building Area (GBA) 36,822 SF

Gross Measured Area (GMA) 36,081 SF

Building Common Area (BCA)

Floor Common Area

Major Vertical Penetrations

Tenant #1 32,776 SF

150 SECOND STREET
Cambridge, Massachusetts

THIRD FLOOR PER 05/31/11 CONSTRUCTION DOCUMENTS - ONE TENANT

1/32" = 1'-0"

SKANSKA

5

Third Amendment to Lease – Foundation Medicine, Inc.	Page 26

Exhibit A
Penthouse Screen Area

Shared Space

Foundation Medicine, Inc.
Additional 141 Rentable SF or 115 Usable SF in Shared Space

Total – 1,189 Rentable SF

Third Amendment to Lease – Foundation Medicine, Inc.	Page 27

269 SF
349 SF
12,880 SF
1,723 SF
Shared Space

150 Second Street
Cambridge, Massachusetts

PENTHOUSE PER CONSTRUCTION DOCUMENTS

SKANSKA

6

Gross Building Area (GBA) 14,078 SF Gross Measured Area (GMA) 13,498 SF Building Common Area (BCA) Major Vertical Penetrations Shared Space/Tenant Penthouse Screen Area 1,723 SF 150 Second Street Cambridge, PENTHOUSE PER SKANSKA 269 SF 239 SF 12,890 SF 1,723 SF Shared Space 6

Third Amendment to Lease – Foundation Medicine, Inc.	Page 28

EXHIBIT A-4

Shared Space

BLUEBIRD BIO, INC.

Additional 171 Rentable SF or 140 Usable SF in Shared Space

PENTHOUSE

150 Second Street
Cambridge, Massachusetts

Third Amendment to Lease – Foundation Medicine, Inc.	Page 29

EXHIBIT B

Work Letter

(attached)

Third Amendment to Lease – Foundation Medicine, Inc.	Page 30

EXHIBIT B TO THIRD AMENDMENT TO LEASE

[Tenant Build]

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Third Amendment to Lease dated as of _____________, 2016 by and between ARE-MA REGION NO. 50, LLC, a Delaware limited liability company (“Landlord”), and FOUNDATION MEDICINE, INC., a Delaware corporation (“Tenant”), which Third Amendment to Lease amends that certain Lease Agreement dated as of March 27, 2013, as amended by a First Amendment to Lease dated November 21, 2013 and a Second Amendment to Lease dated June 30, 2014 (as so amended, the “Lease”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.	General Requirements.

a.     Tenant Improvements/Alterations. This Work Letter shall govern with respect to any Tenant Improvements (as defined in Section 2(a) below) made or proposed to be made by Tenant to the Premises, Bluebird Premises (as such term is defined in the Third Amendment) and/or Lobby Area (as such term is defined in the Third Amendment) after the Effective Date and to which the TI Allowance (as defined in Section 5(b) below) may be applied under this Work Letter. Such Tenant Improvements shall be deemed to be Alterations, which shall be subject to Article 9 of the Lease except as otherwise set forth in this Work Letter. Landlord’s prior written consent shall be required for all such Tenant Improvements through the process for the approval of TI Design Drawings and TI Construction Drawings as set forth in Section 2 below, notwithstanding any exceptions to the requirement for Landlord consent to certain Alterations as set forth in Section 9.1 of the Lease.

b.     Tenant’s Authorized Representative. Tenant designates Steven Kafka and Chris Maciejczak (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either of Tenant’s Representatives at any time upon not less than 5 business days advance written notice to Landlord.

c.     Landlord’s Authorized Representative. Landlord designates Jeff McComish, Joe Maguire, and William DePippo (any such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change any of Landlord’s Representatives at any time upon not less than 5 business days advance written notice to Tenant.

d.     Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the MEP engineer, the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that it will provide Landlord with copies of MEP documents for the Tenant Improvements, and Landlord and Tenant agree to follow the review and approval procedures applicable to TI Design Drawings (as defined and described in Section 2(b) below). Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

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2.	Tenant Improvements.

a.     Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises, Bluebird Premises and/or Lobby Area desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises, Bluebird Premises and/or Lobby Area for Tenant’s use and occupancy.

b.     Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements no later than the date that is 90 days after the Effective Date. Not more than 10 business days after the delivery of the TI Design Drawings to Landlord, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

c.     Working Drawings. Not later than 20 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

d.     Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

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3.	Performance of the Tenant Improvements.

a.     Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

b.     Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

c.     Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

d.     Substantial Completion. Tenant shall substantially complete, or cause to be substantially completed, the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises, Bluebird Premises or Lobby Area (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.     Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

a.     Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

b.     Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

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5.	Costs.

a.     Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include all of Landlord’s reasonable and ordinary out-of-pocket third party costs, expenses and fees incurred by or on behalf of Landlord directly arising from, out of, or in connection with, Landlord’s monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, within 10 days after Landlord’s written request, Tenant shall deposit with Landlord in cash an amount designated by Landlord, but not to exceed 25% of the difference, within 10 days of such request, for disbursement by Landlord as described in Section 5(d).

b.     TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $2,500,000.00 in the aggregate. Within 10 business days after receipt of notice of Landlord’s approval of the Budget, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4. Tenant shall have no right to any portion of the TI Allowance that is not disbursed prior to the date that is 24 months after the Effective Date.

c.     Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of architectural, engineering and interior design, permits, construction, and soft and hard design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings and other architectural and engineering fees, costs of data and telecommunications cabling and wiring, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”).

d.     Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, upon Landlord’s request, Tenant shall deposit with Landlord, within 10 business days of such request, as a condition precedent to Landlord’s obligation to make further advances of the TI Allowance, an amount designated by Landlord up to 25% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI

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Costs is herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

e.     Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as landlords of office and laboratory space in East Cambridge, Massachusetts customarily obtain, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Tenant Improvements in the Premises, Bluebird Premises and/or Lobby Area; and (v) copies of all operation and maintenance manuals and warranties affecting the Tenant Improvements in the Premises, Bluebird Premises and/or Lobby Area.

6.	Miscellaneous.

a.     Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

b.     Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

c.     Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its choice of law principles.

d.     Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

e.     Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in Default under the Lease.

f.     Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

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g.     Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

h.     Entire Agreement. This Work Letter is made as a part of and pursuant to the Third Amendment and the Lease and, together with the Third Amendment and the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Third Amendment and the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Third Amendment and the Lease.

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.

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